UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

to

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LATAM Airlines Group S.A.

(Exact name of registrant as specified in its charter)

Republic of Chile	59-2605885
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Presidente Riesco 5711, 20th Floor Las Condes Santiago, Chile	Not Applicable
(Address of principal executive offices)	(Zip Code)

Copy to:

Adam J. Brenneman, Esq.

Jorge U. Juantorena, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares (as evidenced by American Depositary Receipts), each representing two thousand shares of Common Stock, without par value (“ADS”)	The New York Stock Exchange

Common Stock, no par value*	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-280864

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Not for trading, but only in connection with the listing of the American depositary shares on the New York Stock Exchange. Each ADS represents the right to receive two thousand shares of common stock, without par value, and the ADSs are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (File No. 333-280864). Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-A/A amends and restates in its entirety the information set forth in the Registration Statement on Form 8-A previously filed by LATAM Airlines Group S.A (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 18, 2024.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the American Depositary Shares (“ADS”) each representing two thousand common shares. The Registrant hereby incorporates by reference the description of the ADS included in the Registrant’s Registration Statement on Form F-6 filed with the SEC on July 18, 2024 (File No. 333-280864).

Item 2. Exhibits.

99 (A).	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 1.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1, filed October 26, 2022, File No. 333-266844.).

99 (B).	Third Amended and Restated Deposit Agreement dated as of September 21, 2017 among the Company and its successors and JPMorgan Chase Bank N.A., incorporated herein by reference from Exhibit 99(a)(1) to our registration statement on Form F-6 (File No. 333-262919), filed on February 22, 2022.

99 (C).	Amendment No. 1 dated as of March 12, 2021 to the Third Amended and Restated Deposit Agreement dated as of September 21, 2017, between the Company and JPMorgan Chase Bank N.A., filed as Exhibit 99(a)(2) to our registration statement on Form F-6 (File No. 333-262919), filed on February 22, 2022.

99 (D).	Amendment No. 2 dated as of July 24, 2024 to the Third Amended and Restated Deposit Agreement dated as of September 21, 2017, between the Company and JPMorgan Chase Bank N.A., filed as Exhibit 99(a)(3) to our registration statement on Form F-6 (File No. 333-280864), filed on July 18, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LATAM Airlines Group S.A.

By:	/s/ Roberto Alvo
Name:	Roberto Alvo
Title:	Chief Executive Officer

By:	/s/ Ramiro Alfonsín
Name:	Ramiro Alfonsín
Title:	Chief Financial Officer

Date: July 23, 2024

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